Exhibit 23.6

CONSENT OF WESTERN WATER CONSULTANTS, INC.

We consent to the use of our name, or any quotation from, or summarization of the technical report summary entitled “S-K 1300 Mineral Resource Report Wyoming Assets ISR Hub and Spoke Project, WY, USA” dated March 31, 2022; the technical report summary entitled “S-K 1300 Mineral Resource Report Texas Hub and Spoke ISR Project, TX USA” dated August 2, 2022; and the technical report summary entitled “S-K 1300 Mineral Resource Report Wyoming ISR Hub and Spoke Project, WY USA” dated September 13, 2022, that we prepared, which were included in and filed as exhibits to Uranium Energy Corp.’s (the “Company”) Annual Report on Form 10-K for the period ended July 31, 2022, and to the incorporation by reference of the foregoing in the Company’s Registration Statement on Form S-3 dated November 16, 2022.

Western Water Consultants, Inc.
d.b.a. WWC Engineering

/s/ Jack W. Fritz
Jack W. Fritz, Secretary and Director of Operations
Western Water Consultants, Inc.
d.b.a. WWC Engineering

Date: November 16, 2022